Exhibit (d)(40)(ii)

AMENDMENT #6 TO ASSET ALLOCATION

MANAGEMENT AGREEMENT

This Amendment (the “Amendment”) effective November 25, 2012 to the Asset Allocation Management Agreement (the “Agreement”) dated April 1, 2005 by and between Morningstar Associates, LLC, a Delaware limited liability company with its principal offices at 22 West Washington, Chicago, Illinois, 60602 (“Manager”) and Transamerica Asset Management, Inc. (“TAM”), a Florida corporation, investment adviser for Transamerica Funds, a Delaware statutory trust of the series type registered under the Investment Company Act of 1940 as an open-end management investment company.

WHEREAS, Manager and TAM have entered into the Agreement, effective April 1, 2005;

WHEREAS, the Agreement provides that an amendment to the Agreement requires an affirmative vote of a majority of the Trustees of Transamerica Funds; and

WHEREAS, at a meeting of the Transamerica Funds held on October 18, 2012, the Trustees by an affirmative vote approved this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manager and TAM agree to amend the Agreement as to the following respects only:

1.	Effective January 1, 2013, the Compensation section of the Agreement is hereby stricken and replaced with the following:

For its services to the Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Growth Portfolio (collectively, the “Transamerica Funds Asset Allocation Portfolios”), and Transamerica Multi-Manager International Portfolio, TAM, and not Transamerica Funds, will pay Manager the following compensation, computed daily and payable monthly and prorated for any month during which this Agreement is not in force:

Series	Manager Compensation	Effective Date

Transamerica Asset Allocation — Conservative Portfolio

0.1240% of the first $250 million;

0.1085% over $250 million up to $500 million;

0.0930% over $500 million up to $750 million;

0.0775% over $750 million up to $1 billion;

0.0620% over $1 billion up to $2 billion;

0.0465% in excess of $2 billion

January 1, 2013

Transamerica Asset Allocation — Growth Portfolio

0.1240% of the first $250 million;

0.1085% over $250 million up to $500 million;

0.0930% over $500 million up to $750 million;

0.0775% over $750 million up to $1 billion;

0.0620% over $1 billion up to $2 billion;

0.0465% in excess of $2 billion

January 1, 2013

Transamerica Asset Allocation — Moderate Growth Portfolio

0.1240% of the first $250 million;

0.1085% over $250 million up to $500 million;

0.0930% over $500 million up to $750 million;

0.0775% over $750 million up to $1 billion;

0.0620% over $1 billion up to $2 billion;

0.0465% in excess of $2 billion

January 1, 2013

Transamerica Asset Allocation — Moderate Portfolio

0.1240% of the first $250 million;

0.1085% over $250 million up to $500 million;

0.0930% over $500 million up to $750 million;

0.0775% over $750 million up to $1 billion;

0.0620% over $1 billion up to $2 billion;

0.0465% in excess of $2 billion

January 1, 2013

Transamerica Multi-Manager International Portfolio

0.1240% of the first $250 million;

0.1085% over $250 million up to $500 million;

0.0930% over $500 million up to $750 million;

0.0775% over $750 million up to $1 billion;

0.0620% over $1 billion up to $2 billion;

0.0465% in excess of $2 billion

January 1, 2013

In addition to the above, TAM will reimburse Manager for any of its reasonable disbursements directly related to this Agreement, such as travel expenses and transportation, which reimbursements shall be made within thirty (30) days of receipt of an invoice in good order from Manager. Manager acknowledges and agrees that all requests for reimbursements shall be billed to TAM at Manager’s actual cost. Manager agrees that any airfare charges will be billed at standard coach rates.

Each of TAM and the foregoing series of Transamerica Funds will bear its own expenses, including but not limited to, those expenses allocated to TAM or such series in this Agreement, all proxy voting expenses and brokers’ and underwriting commissions, if any, chargeable to such party in connection with Manager’s provision of services.

Manager agrees that if at any time during the term of this Agreement, Manager contracts with another client at a lower fee than is set forth in this Amendment for the management of a series of similarly structured asset allocation funds as well as a multi-manager international fund, then TAM will also be charged the lower fee. For the purposes of this Agreement, a series of similarly structured asset allocation funds is defined as a series of risk-based asset allocation portfolios registered under the Investment Company Act of 1940 as an open-end management investment company for which Manager acts in a sub-advisory capacity as the portfolio construction manager. A multi-manager international fund is defined as a diversified international allocation fund of funds registered under the Investment Company Act of 1940 as an open-end management investment company for which Manager acts in a sub-advisory capacity as the portfolio construction manager. Furthermore, to be considered similar the funds must be distributed through a non-proprietary network of brokers, employ comparable usage of the Morningstar brand and make use of dedicated field support and customized marketing. TAM will benefit from the lower rate from the first day of the month following that it is in effect for Manager’s other client. It is understood and agreed by both Manager and TAM that this paragraph is applicable solely to Transamerica Funds Asset Allocation Portfolios and not to any other fund/assets which Manager now manages or may manage in the future on TAM’s behalf.

2.	Effective January 1, 2014, the Compensation section of the Agreement is hereby stricken and replaced with the following:

For its services to the Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Moderate Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio, Transamerica Asset Allocation – Growth Portfolio (collectively, the “Transamerica Funds Asset Allocation Portfolios”), and Transamerica Multi-Manager International Portfolio, TAM, and not Transamerica Funds, will pay Manager the following compensation, computed daily and payable monthly and prorated for any month during which this Agreement is not in force:

Series	Manager Compensation	Effective Date

Transamerica Asset Allocation — Conservative Portfolio

0.0960% of the first $250 million;

0.0840% over $250 million up to $500 million;

0.0720% over $500 million up to $750 million;

0.0600% over $750 million up to $1 billion;

0.0480% over $1 billion up to $2 billion;

0.0360% in excess of $2 billion

January 1, 2014

Transamerica Asset Allocation — Growth Portfolio

0.0960% of the first $250 million;

0.0840% over $250 million up to $500 million;

0.0720% over $500 million up to $750 million;

0.0600% over $750 million up to $1 billion;

0.0480% over $1 billion up to $2 billion;

0.0360% in excess of $2 billion

January 1, 2014

Transamerica Asset Allocation — Moderate Growth Portfolio

0.0960% of the first $250 million;

0.0840% over $250 million up to $500 million;

0.0720% over $500 million up to $750 million;

0.0600% over $750 million up to $1 billion;

0.0480% over $1 billion up to $2 billion;

0.0360% in excess of $2 billion

January 1, 2014

Transamerica Asset Allocation — Moderate Portfolio

0.0960% of the first $250 million;

0.0840% over $250 million up to $500 million;

0.0720% over $500 million up to $750 million;

0.0600% over $750 million up to $1 billion;

0.0480% over $1 billion up to $2 billion;

0.0360% in excess of $2 billion

January 1, 2014

Transamerica Multi-Manager International Portfolio

0.0960% of the first $250 million;

0.0840% over $250 million up to $500 million;

0.0720% over $500 million up to $750 million;

0.0600% over $750 million up to $1 billion;

0.0480 % over $1 billion up to $2 billion;

0.0360% in excess of $2 billion

January 1, 2014

In addition to the above, TAM will reimburse Manager for any of its reasonable disbursements directly related to this Agreement, such as travel expenses and transportation, which reimbursements shall be made within thirty (30) days of receipt of an invoice in good order from Manager. Manager acknowledges and agrees that all requests for reimbursements shall be billed to TAM at Manager’s actual cost. Manager agrees that any airfare charges will be billed at standard coach rates.

Each of TAM, and the foregoing series of Transamerica Funds will bear its own expenses, including but not limited to, those expenses allocated to TAM or such series in this Agreement, all proxy voting expenses and brokers’ and underwriting commissions, if any, chargeable to such party in connection with Manager’s provision of services.

Manager agrees that if at any time during the term of this Agreement, Manager contracts with another client at a lower fee than is set forth in this Amendment for the management of a series of similarly structured asset allocation funds as well as a multi-manager international fund, then TAM will also be charged the lower fee. For the purposes of this Agreement, a series of similarly structured asset allocation funds is defined as a series of risk-based asset allocation portfolios registered under the Investment Company Act of 1940 as an open-end management investment company for which Manager acts in a sub-advisory capacity as the portfolio construction manager. A multi-manager international fund is defined as a diversified international allocation fund of funds registered under the Investment Company Act of 1940 as an open-end management investment company for which Manager acts in a sub-advisory capacity as the portfolio construction manager. Furthermore, to be considered similar the funds must be distributed through a non-proprietary network of brokers, employ comparable usage of the Morningstar brand and make use of dedicated field support and customized marketing. TAM will benefit from the lower rate from the first day of the month following that it is in effect for Manager’s other client. It is understood and agreed by both Manager and TAM that this paragraph is applicable solely to Transamerica Funds Asset Allocation Portfolios and not to any other fund/assets which Manager now manages or may manage in the future on TAM’s behalf.

Capitalized terms used herein and not otherwise defined are used herein as defined in the Agreement. All other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Morningstar Associates, LLC		Transamerica Asset Management, Inc.

Signature:	/s/Thomas Idzorek	Signature:	/s/ Thomas A. Swank

Name:	Thomas Idzorek	Name:	Thomas A. Swank

Title:	President	Title:	President and Chief Executive Officer

Date:	11/25/12	Date:	11/19/12